Exhibit 99.1

AMENDMENT TO PROPERTY MANAGEMENT AGREEMENT
This Amendment to Property Management Agreement (this “Amendment”), effective as of August 1, 2016 (the “Effective Date”), is made by and between The RMR Group LLC (formerly Reit Management & Research LLC), a Maryland limited liability company (“Managing Agent”) and TA Operating LLC, a Delaware limited liability company (“Owner”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Agreement (defined below).
WHEREAS, on July 21, 2011, Managing Agent and Owner entered into a Property Management Agreement (the “Agreement”); and
WHEREAS, the parties desire to amend the Agreement as set forth below.
NOW, THEREFORE, as of the Effective Date, the parties agree as follows:
1.Management Fees.
1.1Reference in Section 6(a) of the Agreement to the Fee equal to “Two Thousand Five Hundred Dollars ($2,500) per month” shall be amended to “Three Thousand Dollars ($3,000) per month”.
2.Effective Date; No Further Modifications. This Amendment shall be effective from and after the date first above written. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Any reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.
3.Miscellaneous.
3.1.This Amendment shall be governed by and in accordance with the laws of the Commonwealth of Massachusetts.
3.2.This Amendment shall be binding upon any successors or permitted assigns of the parties hereto as provided herein.
3.3.The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.
3.4.This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement.
3.5.This Amendment constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of August 1, 2016.

THE RMR GROUP LLC

By:	/s/ Matthew Jordan
	Name:	Matthew Jordan
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

TA OPERATING LLC

By:	/s/ Mark R. Young
	Name:	Mark R. Young
	Title:	Executive Vice President & General Counsel

[Signature Page to Amendment to Property Management Agreement]